UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 25, 2014 (Date of earliest event reported)

LITHIA MOTORS, INC.

(Exact name of registrant as specified in its charter)

State of Oregon	001-14733	93-0572810
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

150 N. Bartlett St

Medford, OR 97501

(Address of principal executive offices)

(541) 776-6401

(Registrant's telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

On April 25, 2014, the Company held the Annual Meeting with shareholders voting on the three matters described below. With respect to all matters, each share of Class B common stock has 10 votes. Each of the proposals received the requisite vote for approval.

1.           To elect the following directors to serve for the ensuing year:

Sidney B. DeBoer

Class of Stock	For	Withhold	Broker Non-Votes

Class A Common	17,493,862	1,998,444	2,203,117
Class B Common	2,562,231

Thomas R. Becker

Class of Stock	For	Withheld	Broker Non-Votes

Class A Common	16,065,797	3,426,509	2,203,117
Class B Common	2,562,231

Bryan B. DeBoer

Class of Stock	For	Withheld	Broker Non-Votes

Class A Common	18,061,056	1,431,250	2,203,117
Class B Common	2,562,231

Susan O. Cain

Class of Stock	For	Withheld	Broker Non-Votes

Class A Common	16,253,224	3,239,082	2,203,117
Class B Common	2,562,231

William J. Young

Class of Stock	For	Withheld	Broker Non-Votes

Class A Common	16,248,969	3,243,337	2,203,117
Class B Common	2,562,231

M.L. Dick Heimann

Class of Stock	For	Withheld	Broker Non-Votes

Class A Common	17,523,214	1,969,092	2,203,117
Class B Common	2,562,231

Kenneth E. Roberts

Class of Stock	For	Withheld	Broker Non-Votes

Class A Common	14,294,893	5,197,413	2,203,117
Class B Common	2,562,231

2.           To cast an advisory vote on the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K.

Class of Stock	For	Against	Abstain	Broker Non-Votes

Class A Common	19,253,598	192,785	45,923	2,203,117
Class B Common	2,562,231

3.           To Ratify the selection of KPMG LLP as the Company’s Independent Registered Public Accounting Form for the year ending December 31, 2014.

Class of Stock	For	Against	Abstain	Broker Non-Votes

Class A Common	21,353,055	337,210	5,158
Class B Common	2,562,231

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIA MOTORS, INC.

Dated: April 25, 2014

By: /s/ Christopher S. Holzshu
Christopher S. Holzshu
SVP, CFO and Secretary